Exhibit 99.2 NASDAQ: TIPT INVESTOR PRESENTATION - THIRD QUARTER 2018 November 2018 Financial information for nine months ended September 30, 2018

DISCLAIMERS LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in TFP that is not owned by Tiptree and certain other operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. 1

OVERVIEW & FINANCIAL RESULTS Key Highlights

OVERVIEW Nine Month Financials Key highlights Revenue Specialty Insurance: þ $473.4 million Continuing to grow profitably • Gross written premiums year-to-date were $619.5 million, up 10.5%, driven by vs. prior year 10.0% growth in credit and other specialty programs • Net written premiums were $336.5 million, up 11.3%, driven by growth in credit Net income1 and warranty products • Stable combined ratio demonstrates continued underwriting profitability $29.4 million vs. prior year loss of $7.4 Tiptree Capital: million þ Continues to generate stable, cash earnings from Invesque dividends and asset management fees Operating EBITDA2 þ Consistent with our total return objectives, invested $35 million in shipping sector at $38.4 million what we believe is a favorable point in the cycle vs. prior year of $42.2 million Corporate: þ Eliminated dual class stock structure Book Value þ 3 per share2 Total year-over-year return of 12.7% , including $18.6 million returned to shareholders through buy-backs and dividends $10.77 • Repurchased 2,110,577 shares for $13.7 million in 2018 11.4% vs. 9/30/17 • Year-to-date dividends paid of $0.10, an increase of 11.1% from 2017 1 Net income before non-controlling interests which Includes continuing and discontinued operations. 2 For a reconciliation of Non-GAAP metrics Operating EBITDA and book value per share to GAAP financials, see the Appendix. 3 Total return per share from September 30, 2017 defined as cumulative dividends paid of $0.13 per share plus book value per share as of September 30, 2018. 3

FINANCIAL RESULTS

($ in millions, except per share information)

Consolidated financial metrics

	Q3'17	Q3'18	Q3'17 YTD	Q3'18 YTD
Total Revenues	$ 144.9	$ 172.7	$ 430.4	$ 473.4
Net income (loss) before NCI	$ (3.4)	$ (0.5)	$ (7.4)	$ 29.4
Diluted EPS	$ (0.11)	$ (0.02)	$ (0.22)	$ 0.69
Operating EBITDA[1]	$ 15.5	$ 14.4	$ 42.2	$ 38.4
Adjusted EBITDA[1]	$ 4.8	$ 7.7	$ 23.3	$ 23.2
Total shares outstanding			37.8	35.9
Book Value per share[1]			$ 9.67	$ 10.77
Dividends paid	$ 0.030	$ 0.035	$ 0.09	$ 0.10

Key drivers

Positives:

- Accounting pre-tax gain of $46.2 million from sale of Care for the nine month period
- Growth in insurance underwriting profitability
- Consistent earnings from Invesque and asset management fees

Negatives:

- Year-to-date unrealized investment losses (incl. Invesque)
- Reduced earnings from decreased investments in credit related assets

2018 Operating EBITDA to Pre-tax Income Bridge



Q3'18
$14.4
$ —
$(5.1)
$(2.8)
$(5.0)
$(1.5)
$(1.1)
$(1.1)
$46.2
$(16.6)
$(8.2)
$(13.3)
$(3.8)
$(2.5)
$38.4
$40.2
Q3'18 YTD
Operating EBITDA
Care Gain (DiscOps)
Unrealized & Realized Losses[2]
Depreciation & Amortization
Corporate Interest Expense
Stock Based Compensation
Transaction Costs/other
Total Pre-tax Income (Loss)[3]

1 See the appendix for a reconciliation of Non-GAAP metrics including Invested Capital, Total Capital, Operating EBITDA, Adjusted EBITDA and Book Value per share.
2 Excludes Care Gain, and excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.
3 Includes continuing and discontinued operations.

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TIPTREE CAPITAL ALLOCATION

($ in millions, except per share information)

Business Lines	Q3'18 Total Capital[1]	Operating EBITDA Q3'17 LTM	Operating EBITDA Q3'18 LTM
Specialty Insurance	$ 454.9	$ 51.6	$ 60.3
- Underwriting		35.0	44.2
- Investments		16.6	16.1
Tiptree Capital	$ 173.3	$ 34.4	$ 18.8
- Asset mgmt fees, net ($1.6B AUM)	2.3	3.6	2.6
- Invesque / Seniors Housing	102.4	10.1	9.3
- Other investments	68.6	6.1	3.5
- Other investments - divested[3]	—	14.6	3.4
Corporate[2]	$ 39.3	$ (25.2)	$ (22.0)
- Corporate expenses		(19.6)	(16.4)
- Corporate incentive comp expense		(5.6)	(5.6)
Total Tiptree	$ 667.5	$ 60.8	$ 57.1
- Total shares outstanding		37.8	35.9

Adds-back $162m Corporate Debt w/LTM interest expense of $12.9m

Adds-back $73m Corporate Debt w/LTM interest expense of $4.3m

Key drivers of LTM performance

Operating EBITDA return on total capital of 8.7%, down 0.2% from prior year primarily driven by:

- Insurance Operating EBITDA of $60.3m, up 16.8% from growth across all product lines
- Continued efforts to reduce corporate expenses, down 12.7%

More than offset by:

- Operating EBITDA associated with divested assets (primarily distributions from credit investments)
- Lower year-over-year Seniors Housing performance driven by higher Care G&A expenses in Q4'17
- Declines in mortgage origination volumes and margins as interest rates rise
- Delayed reinvestment of ~$45m of cash

1 See the appendix for a reconciliation of Non-GAAP metrics including Total Capital and Operating EBITDA.
2 Primarily Cash at HoldCo which does not include available liquidity at subsidiaries.
3 Includes Operating EBITDA from Siena Capital, Luxury Mortgage and CLO subordinated note investments which were sold in 2017.

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SPECIALTY INSURANCE

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Financial metrics

	Q3'17	Q3'18	Q3'17 YTD	Q3'18 YTD
Gross Written Premiums	$209.2	$225.4	$560.6	$619.5
Revenue	$118.7	$148.6	$351.7	$412.7
Pre-tax income	$(2.3)	$5.7	$1.7	$15.8
Operating EBITDA[1]	$13.2	$15.7	$38.2	$45.2
Net portfolio income[1]	$(6.4)	$2.2	$(6.7)	$7.0
Combined ratio[1]	92.6%	93.2%	93.2%	93.1%
Unearned premiums & Deferred revenue			$529.0	$627.4

Insurance products



Operating EBITDA[1]
$38.2
$45.2
Investments
13.5
14.0
Insurance underwriting
24.7
31.2
Net Written Premiums
$302.3
$336.5
19.0
44.6
238.7
40.0
41.4
255.1
Underwriting Margin[1]
$82.6
$92.5
7.7
7.0
18.6
49.3
6.5
9.5
20.3
56.2
Services/other
Programs
Warranty
Credit protection
Q3'17 YTD
Q3'18 YTD

Q3'18 highlights & outlook

(1) Continuing to expand insurance and consumer program product offerings with a focus on growth in written premiums and stable profitability

- $627m of unearned premiums and deferred revenue, representing 18.6% year-over-year growth
- Net written premiums grew year-to-date by $34.2m, or 11.3% driven by growth in credit and specialty programs
- Combined ratio on a YTD basis flat to prior period

(2) Produced stable underwriting results which were partially offset by investments in growth initiatives

- Underwriting margin of $92.5m, up $9.9m driven by strong performance in our credit protection products
- Other expenses increased by $4.0m (transaction expenses & premium taxes) as we make additional investments in our product offerings

(3) Improvements in net portfolio income impacted by:

- Year-to-date net investment income of $13.7 million
- Partially offset by mark-to-market losses on equity investments and consolidated loan funds

TiptreeInc.

1 See the appendix for a reconciliation of Non-GAAP measures underwriting margin, combined ratio, Operating EBITDA and Investment Net portfolio income to GAAP financials.

7

INVESTMENT PORTFOLIO

($ in millions)

Net Investments[1]



$438.4
17.3
11.6
32.8
84.9
36.0
255.8
$364.0
4.0
23.1
28.1
84.5
60.2
164.1
$301.9
4.0
44.7
101.4
137.2
Other
Real Estate
Equities
Loans[2]
Cash & cash equivalents[3]
Available for sale Securities

Q3'16	Q3'17	Q3'18	Year-to-date financials
$ 8.6	$ (20.0)	$ (8.3)	Unrealized gains (losses)
4.2	6.4	5.2	Realized gains (losses)
8.4	12.0	13.7	Net investment income
(1.7)	(5.1)	(3.6)	Interest expense
$ 19.5	**$ (6.7)**	**$ 7.0**	**Net Portfolio Income**
8.5%	(2.5)%	2.3%	Average Annualized Yield[4]
$6.4	$(21.2)	$(6.0)	Equity realized and unrealized gains (losses)

Investment approach

We actively manage our investment portfolio to achieve a balance of:

- Short-term liquidity to cover current claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on longer-term higher yielding assets

Highlights

- Net investment portfolio grew $74.4 million, or 20.4% from Q3'17
- Floating rate investments have performed well as interest rates have risen
- Under-performing equity investments have led to a decrease in dividend income and an unrealized loss year-to-date

1 See the appendix for a reconciliation of Non-GAAP measures Net Investments and Net Portfolio Income to GAAP financials.
2 Net of non-recourse asset based financing.
3 Cash and cash equivalents, plus restricted cash, net of due to/due from brokers. See appendix for reconciliation to GAAP financials.
4 Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash.

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TIPTREE CAPITAL

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Invested Capital[1]



+ Corporate Cash of $45m
$210.1
15.2
74.6
21.5
98.8
$193.6
16.1
116.9
22.1
38.5
$173.3
35.2
102.4
31.6
4.1
Marine/Other
Care[3]
Invesque[4]
Mortgage
CLOs & credit investments
Q4'15
Q3'17
Q3'18
$1.9
$1.6
$1.6
Fee-earning AUM ($B)[2]

Return on Invested Capital[1]

	Pre-tax income		Operating EBITDA	
	Q3'17 YTD	Q3'18 YTD	Q3'17 YTD	Q3'18 YTD
Asset mgmt fees, net	$3.1	$2.2	$3.1	$2.2
Credit investments	10.0	(0.7)	6.5	0.7
Mortgage	0.5	0.9	4.2	1.4
Other	2.2	(3.6)	1.4	6.5
Care/DiscOps[4]	(5.4)	46.8	7.2	0.6
Total	$10.4	$45.6	$22.4	$11.4

Recent developments & outlook

- Reduced exposure to credit market in 2017
- New investments of $35 million deployed into shipping, which we believe is at a more favorable point in the cycle

Q3'18 financial highlights

Asset Management: AUM remains stable at $1.6B

- In late 2017 and Q1'18, we extended and re-priced three CLOs
- Reduced incentive fees on older vintage CLOs have driven decline in pre-tax income

Credit Investments: Distributions and investment gains decreased as we actively reduced our exposure to certain credit investments

Mortgage: Margin compression from recent interest rate increases had a negative impact on year-over-year Operating EBITDA

Other: increase in Operating EBITDA driven by eight months of Invesque dividends

- Unrealized losses on shares, net of discount accretion, drove pre-tax losses

1 See the appendix for a reconciliation of Operating EBITDA and Invested Capital to GAAP financials.
2 AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 9/30/2018.
3 Includes discontinued operations related to Care. For more information, see "—FN 4 Dispositions, Assets Held for Sale and Discontinued Operations."
4 16.6m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value less restriction discount - $123.8 million, $102.4 million in Tiptree Capital.

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10

OUTLOOK ($ in millions) 2018 Highlights Book value per share1 ü Continue to execute on our growth initiatives while maintaining strong $10.77 underwriting standards $9.67 ü Finalized sale of Care to Invesque ü Simplified corporate structure eliminating two class share structure ü Returned $17.5 million to shareholders through share buy-backs and dividends Q3'17 Q3'18 Looking ahead Operating EBITDA1 • Continue to focus on growth in specialty insurance operations $42.2 $38.4 – Growth in gross and net written premiums – Actively seeking acquisition opportunities • Focused on growing and improving in long-term, net investment income Q3'17 YTD Q3'18 YTD 1 See the appendix for a reconciliation of Book value per share and Operating EBITDA to GAAP financials. 11

APPENDIX

NON-GAAP RECONCILIATIONS Operating EBITDA and Adjusted EBITDA Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements. Adjusted EBITDA represents EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for certain non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Invested Capital and Total Capital Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total equity investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments. Insurance - Underwriting Margin We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients’ choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin. Insurance - Combined Ratio Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business. Insurance Investment Portfolio - Net Investments and Net Portfolio Income In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income. 13

NON-GAAP RECONCILIATIONS - EBITDA, ADJUSTED & OPERATING EBITDA

($ in thousands)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net income (loss) attributable to Common Stockholders	$ (618)	$ (3,114)	$ 23,768	$ (6,457)
Add: net (loss) income attributable to noncontrolling interests	91	(264)	5,587	(903)
Less: net income from discontinued operations	—	(1,024)	34,481	(3,876)
Income (loss) from continuing operations	$ (527)	$ (2,354)	$ (5,126)	$ (3,484)
Corporate Debt related interest expense [1]	4,538	2,998	8,390	5,913
Consolidated income tax expense (benefit)	(611)	(1,541)	(1,478)	(1,278)
Depreciation and amortization expense [2]	2,751	3,035	5,460	6,125
Non-cash fair value adjustments [3]	—	(309)	66	3,378
Non-recurring expenses [4]	1,125	—	2,051	(1,736)
Adjusted EBITDA from continuing operations	$ 7,724	$ 1,918	$ 17,098	$ 15,040
Add: Stock-based compensation expense	1,521	1,134	3,804	4,275
Less: Realized and unrealized gain (loss) [5]	(5,101)	(10,613)	(16,635)	(16,779)
Less: Third party non-controlling interests	(69)	623	(203)	1,109
Operating EBITDA from continuing operations	$ 14,415	$ 13,042	$ 37,740	$ 34,985
Income (loss) from discontinued operations	$ —	$ (1,024)	$ 34,481	$ (3,876)
Consolidated income tax expense (benefit)	—	(511)	12,327	(1,483)
Consolidated depreciation and amortization expense	—	4,369	—	13,350
Non-cash fair value adjustments [3]	—	—	(40,672)	—
Non-recurring expenses [4]	—	25	—	302
Adjusted EBITDA from discontinued operations	$ —	$ 2,859	$ 6,136	$ 8,293
Less: Realized and unrealized gain (loss) [5]	—	$ —	$ 5,512	$ —
Less: Third party non-controlling interests	—	$ 372	$ —	$ 1,078
Operating EBITDA from discontinued operations	$ —	$ 2,487	$ 624	$ 7,215
Total Adjusted EBITDA	$ 7,724	$ 4,777	$ 23,234	$ 23,333
Total Operating EBITDA	$ 14,415	$ 15,529	$ 38,364	$ 42,200

(1) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(5) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

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14

NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

	Three Months Ended September 30, 2018							
	Tiptree Capital							
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations[1]	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 5,732	$ 1,220	$ 423	$ (623)	$ —	$ 1,020	$ (7,890)	$ (1,138)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	—	—	—	—
Adjustments:								
Corporate Debt related interest expense[2]	3,396	—	—	—	—	—	1,563	4,959
Depreciation and amortization expenses[3]	2,576	—	133	7	—	140	62	2,778
Non-cash fair value adjustments[4]	—	—	—	—	—	—		—
Non-recurring expenses[5]	706	—	—	419	—	419		1,125
Adjusted EBITDA	$ 12,410	$ 1,220	$ 556	$ (197)	$ —	$ 1,579	$ (6,265)	$ 7,724
Add: Stock-based compensation expense	$ 663	$ —	$ 225	$ —	$ —	$ 225	$ 633	$ 1,521
Less: Realized and unrealized gain (loss)[6]	(2,581)	(70)	—	(2,450)	—	(2,520)	—	(5,101)
Less: Third party non-controlling interests	—	—	—	(69)	—	(69)	—	(69)
Operating EBITDA	$ 15,654	$ 1,290	$ 781	$ 2,322	$ —	$ 4,393	$ (5,632)	$ 14,415

	Three Months Ended September 30, 2017							
	Tiptree Capital							
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations[1]	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ (2,345)	$ 2,973	$ 1,513	$ 880	$ —	$ 5,366	$ (6,916)	$ (3,895)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(1,535)	(1,535)	—	(1,535)
Adjustments:								—
Corporate Debt related interest expense[2]	1,722	—	—	—	—	—	1,299	3,021
Depreciation and amortization expenses[3]	2,828	—	138	72	4,369	4,579	62	7,469
Non-cash fair value adjustments[4]	113	—	(422)	—	—	(422)	—	(309)
Non-recurring expenses[5]	—	—	—	—	25	25	—	25
Adjusted EBITDA	$ 2,318	$ 2,973	$ 1,229	$ 952	$ 2,859	$ 8,013	$ (5,555)	$ 4,776
Add: Stock-based compensation expense	495	—	41	—	—	41	598	1,134
Less: Realized and unrealized gain (loss)[6]	(10,342)	11	—	(282)	—	(271)	—	(10,613)
Less: Third party non-controlling interests	—	—	—	623	372	995	—	995
Operating EBITDA	$ 13,155	$ 2,962	$ 1,270	$ 611	$ 2,487	$ 7,330	$ (4,957)	$ 15,528

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations" in the Company's Form 10-Q.

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

Nine Months Ended September 30, 2018

($ in thousands)	Specialty Insurance (Tiptree Capital)	Asset Management (Tiptree Capital)	Mortgage (Tiptree Capital)	Other (Tiptree Capital)	Discontinued Operations[1] (Tiptree Capital)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 15,806	$ 1,498	$ 930	$ (3,585)	$ —	$ (1,157)	$ (21,252)	$ (6,603)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	46,808	46,808	—	46,808
Adjustments:								
Corporate Debt related interest expense[2]	9,976	—	—	—	—	—	3,373	13,349
Depreciation and amortization expenses[3]	7,545	—	404	101	—	505	186	8,236
Non-cash fair value adjustments[4]	66	—	—	—	(40,672)	(40,672)	—	(40,606)
Non-recurring expenses[5]	2,867	—	—	1,514	—	1,514	(2,331)	2,050
Adjusted EBITDA	$ 36,260	$ 1,498	$ 1,334	$ (1,970)	$ 6,136	$ 6,998	$ (20,024)	$ 23,234
Add: Stock-based compensation expense	1,918	—	49	—	—	49	1,837	3,804
Less: Realized and unrealized gain (loss)[6]	(6,976)	(1,364)	—	(8,295)	5,512	(4,147)	—	(11,123)
Less: Third party non-controlling interests		—	—	(203)	—	(203)	—	(203)
Operating EBITDA	$ 45,154	$ 2,862	$ 1,383	$ 6,528	$ 624	$ 11,397	$ (18,187)	$ 38,364

Nine Months Ended September 30, 2017

($ in thousands)	Specialty Insurance (Tiptree Capital)	Asset Management (Tiptree Capital)	Mortgage (Tiptree Capital)	Other (Tiptree Capital)	Discontinued Operations[1] (Tiptree Capital)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 1,724	$ 13,083	$ 514	$ 2,190	$ —	$ 15,787	$ (22,273)	$ (4,762)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(5,359)	(5,359)	—	(5,359)
Adjustments:						0		—
Corporate Debt related interest expense[2]	5,083	—	—	—	—	—	3,851	8,934
Depreciation and amortization expenses[3]	8,420	—	412	208	13,350	13,970	186	22,576
Non-cash fair value adjustments[4]	339	—	3,039	—	—	3,039	—	3,378
Non-recurring expenses[5]	—	—	—	—	302	302	(1,736)	(1,434)
Adjusted EBITDA	$ 15,566	$ 13,083	$ 3,965	$ 2,398	$ 8,293	$ 27,739	$ (19,972)	$ 23,333
Add: Stock-based compensation expense	2,432	—	269	—	—	269	1,574	4,275
Less: Realized and unrealized gain (loss)[6]	(20,178)	3,443	—	(44)	—	3,399	—	(16,779)
Less: Third party non-controlling interests	—	—	—	1,109	1,078	2,187	—	2,187
Operating EBITDA	$ 38,176	$ 9,640	$ 4,234	$ 1,333	$ 7,215	$ 22,422	$ (18,398)	$ 42,200

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations" in the Company's Form 10-Q.

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

Last Twelve Months Ended September 30, 2018

($ in thousands)	Specialty insurance	Asset Management (Tiptree Capital)	Mortgage (Tiptree Capital)	Other (Tiptree Capital)	Discontinued Operations[1] (Tiptree Capital)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 19,486	$ 2,660	$ 2,506	$ (1,774)	$ —	$ 3,392	$ (28,050)	$ (5,172)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	45,945	45,945	—	45,945
Adjustments:								
Corporate Debt related interest expense[2]	12,919	—	—	—	—	—	4,334	17,253
Depreciation and amortization expenses[3]	10,492	—	540	139	2,295	2,974	248	13,714
Non-cash fair value adjustments[4]	235	—	—	—	(40,672)	(40,672)	—	(40,437)
Non-recurring expenses[5]	4,524	—	—	2,193	856	3,049	(986)	6,587
Adjusted EBITDA	$ 47,656	$ 2,660	$ 3,046	$ 558	$ 8,424	$ 14,688	$ (24,454)	$ 37,890
Add: Stock-based compensation expense	3,420	—	234	—	—	234	2,435	6,089
Less: Realized and unrealized gain (loss)[6]	(9,213)	(941)	—	(8,294)	5,512	(3,723)	—	(12,936)
Less: Third party non-controlling interests	—	—	—	(461)	337	(124)	—	(124)
Operating EBITDA	$ 60,289	$ 3,601	$ 3,280	$ 9,313	$ 2,575	$ 18,769	$ (22,019)	$ 57,039

Last Twelve Months Ended September 30, 2017

($ in thousands)	Specialty insurance	Asset Management (Tiptree Capital)	Mortgage (Tiptree Capital)	Other (Tiptree Capital)	Discontinued Operations[1] (Tiptree Capital)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 12,901	$ 23,675	$ 2,190	$ 3,314	$ —	$ 29,179	$ (30,760)	$ 11,320
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(5,696)	(5,696)	—	(5,696)
Adjustments:								
Corporate Debt related interest expense[2]	6,714	—	—	44	—	44	5,147	11,905
Depreciation and amortization expenses[3]	10,582	—	550	274	16,883	17,707	248	28,537
Non-cash fair value adjustments[4]	339	—	4,316	—	—	4,316	—	4,655
Non-recurring expenses[5]	—	—	—	—	382	382	(1,736)	(1,354)
Adjusted EBITDA	$ 30,536	$ 23,675	$ 7,056	$ 3,632	$ 11,569	$ 45,932	$ (27,101)	$ 49,367
Add: Stock-based compensation expense	2,922	—	374	—	—	374	1,866	5,162
Less: Realized and unrealized gain (loss)[6]	(18,177)	8,843	—	42	—	8,885	—	(9,292)
Less: Third party non-controlling interests	—	—	—	1,530	1,516	3,046	—	3,046
Operating EBITDA	$ 51,635	$ 14,832	$ 7,430	$ 2,060	$ 10,053	$ 34,375	$ (25,235)	$ 60,775

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations" in the Company's Form 10-Q.

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - BVPS, INVESTED AND TOTAL CAPITAL

Management uses Book value per share, which is a non-GAAP financial measure. Prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $10.77 as of September 30, 2018 compared with book value per share, as exchanged, of $9.67 as of September 30, 2017. Total stockholders' equity, net of other non-controlling interests for the Company was $386.9 million as of September 30, 2018, which comprised total stockholders' equity of $396.0 million adjusted for $19.2 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $366.1 million as of September 30, 2017, which comprised total stockholders' equity of $391.1 million adjusted for $25.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

($ in thousands, except per share information)	As of September 30, 2018	As of September 30, 2017
Total stockholders' equity	$ 395,968	$ 391,138
Less non-controlling interest - other	9,090	25,081
Total stockholders' equity, net of non-controlling interests - other	$ 386,878	$ 366,057
Total Common shares outstanding	35,926	29,793
Total Class B shares outstanding	—	8,049
Total shares outstanding	35,926	37,842
Book value per share[1]	$ 10.77	$ 9.67

(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

($ in thousands)	As of September 30, 2018	As of September 30, 2017
Total stockholders' equity	$ 395,973	$ 391,138
Less non-controlling interest - other	9,090	25,081
Total stockholders' equity, net of non-controlling interests - other	$ 386,883	$ 366,057
Plus Specialty Insurance accumulated depreciation and amortization, net of tax[1]	41,365	34,272
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI[1]	—	28,990
Plus acquisition costs[2]	4,161	7,820
Invested Capital	$ 432,409	$ 437,139
Plus corporate debt[3]	$ 235,060	$ 202,000
Total Capital	$ 667,469	$ 639,139

(1) As of September 30, 2018, add-back of $62.1 million of accumulated intangible amortization at Fortegra. On as exchanged basis, assumes 35% tax rate on total accumulated amortization before 2018 and 21% post 2018.
(2) Add-back acquisition costs associated with acquiring Fortegra, Care senior living properties and Reliance net of Care NCI (86.6% ownership) and 35% tax rate.
(3) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin.

Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,	
Revenues:	2018	2017	2018	2017
Net earned premiums	$ 116,153	$ 96,073	$ 317,842	$ 272,781
Service and administrative fees	26,168	24,018	75,635	70,861
Ceding commissions	2,257	2,513	6,782	6,801
Other income	659	824	1,945	2,874
Underwriting Revenues - Non-GAAP	$ 145,237	$ 123,428	$ 402,204	$ 353,317
Less underwriting expenses:				
Policy and contract benefits	44,491	31,570	115,291	94,364
Commission expense	69,222	63,066	194,417	176,405
Underwriting Margin - Non-GAAP	$ 31,524	$ 28,792	$ 92,496	$ 82,548
Less operating expenses:				
Employee compensation and benefits	11,093	10,073	33,097	30,800
Other expenses	10,720	9,717	32,204	28,279
Combined Ratio	*93.2%*	*92.6%*	*93.1%*	*93.2%*
Plus investment revenues:				
Net investment income	4,536	3,840	13,668	12,032
Net realized and unrealized gains	(1,133)	(8,554)	(3,123)	(13,618)
Less other expenses:				
Interest expense	4,684	3,499	13,817	10,534
Depreciation and amortization expenses	2,698	3,134	8,117	9,625
Pre-tax income (loss)	$ 5,732	$ (2,345)	$ 15,806	$ 1,724

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands)	Nine Months Ended September 30,		
	2018	2017	2016
Total Investments	$ 495,714	$ 426,753	$ 398,505
Investment portfolio debt [1]	(93,353)	(122,999)	(101,012)
Cash and cash equivalents	31,121	62,790	16,555
Restricted cash [2]	2,983	3,637	6,683
Receivable due from brokers [3]	2,343	1,505	—
Liability due to brokers [3]	(487)	(7,733)	(18,836)
Net investments - Non-GAAP	$ 438,321	$ 363,953	$ 301,895

($ in thousands)	Nine Months Ended September 30,		
	2018	2017	2016
Net investment income	$ 13,668	$ 12,032	$ 8,409
Realized gains (losses)	5,188	6,425	4,187
Unrealized gains (losses)	(8,311)	(20,042)	8,580
Interest expense	(3,571)	(5,143)	(1,708)
Net portfolio income (loss)	$ 6,974	$ (6,728)	$ 19,468
Average Annualized Yield % [4]	2.2%	(2.5)%	8.5%

(1) Consists of asset-based financing on loans, at fair value including certain credit investments and NPLs, net of deferred financing costs, see Note 11 - Debt, net for further details.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

TiptreeInc.

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